AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is dated as of March 19 , 2010 (this “Amendment”), by and between EMERALD DAIRY INC. (f/k/a Amnutria Dairy Inc.), a Nevada corporation (the “Company”), and SHU KANEKO, a Virginia resident (the “Executive”). Capitalized terms used and not otherwise defined herein are used as defined in the Employment Agreement (as defined below).

RECITALS:

WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of November 1, 2007 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as further set forth in Section 1 below.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Employment Agreement. Section 3(c) of the Employment Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

“(c) During the Employment Period, the Executive shall devote substantially all of his business time, attention and energy to performing his duties and responsibilities hereunder and shall have no other employment and no other outside business activities whatsoever; provided, however, that the Executive shall not be precluded from (i) making passive investments which do not require the devotion of any significant time or effort and/or (ii) serving as a director on the Board of Directors of a company that is not engaged in a Competing Business, provided that it does not interfere with the Executive’s duties and responsibilities hereunder, as determined in the sole discretion of the Company’s Board of Directors. For purposes hereof, a “Competing Business” shall mean any business substantially similar to the Business, as defined in Section 10(b) hereof.”

2.           Employment Agreement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect and is hereby ratified and confirmed as so amended.  The parties hereto agree to be bound by the terms and conditions of the Employment Agreement as amended by this Amendment, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Employment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Employment Agreement as amended by this Amendment, and each reference herein shall mean and be a reference to the Employment Agreement as amended and modified by this Amendment.

                3.           Miscellaneous.

(a)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment or modification of, or operate as a waiver of, any provision of the Employment Agreement, nor constitute a waiver of any provision of the Employment Agreement.  This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Employment Agreement, at law or otherwise.

(b)           This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(c)           This Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the Employment Agreement.  This Amendment shall be considered part of the Employment Agreement.  In the event of any inconsistency between this Amendment and the Employment Agreement, the terms of this Amendment shall control.

(d)           This Amendment and the Employment Agreement constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.  If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

(e)           This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the choice of law provisions set forth in the Employment Agreement.

(f)           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as the other party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name:	Yang Yong Shan
Title:	Chief Executive Officer

EXECUTIVE:

/s/ Shu Kaneko
Shu Kaneko